 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2013

STAAR Surgical Company
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 8, 2013, STAAR Surgical Company issued a News Release announcing its preliminary financial results for first quarter 2013. A copy of the News Release is furnished as Exhibit 99.1 to this current report.

Item 8.01	Other Events

On March, 26, 2013, STAAR Surgical Company (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2013 annual meeting of stockholders (the “Annual Meeting”) to be held on May 13, 2013.  The Proxy Statement included a proposal to approve the amendment and restatement of the Company’s 2003 Omnibus Equity Incentive Plan to increase the number of shares of common stock available for issuance under that plan by 1,250,000 shares as well as additional revisions as described in Proposal No. 2 in the Proxy Statement.

The Company hereby supplements the information contained in its Proxy Statement by providing an evaluation of the weighted average of the contractual life of outstanding options, warrants and rights. The table below summarizes the additional disclosure about the outstanding options and shares of common stock that remain available for issuance under the Company’s equity compensation plan as of March 15, 2013 (the record date).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Weighted Average Remaining Contractual Life of Outstanding Options, Warrants and Rights (years) (c)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (d)
Equity Compensation Plans Approved by Stockholders	3,957,613	(2)	5.64	6.41	274,035

(1) As of March 15, 2013, the Company also had 309,500 shares of outstanding restricted stock which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when the awards vest.

(2) Consists of 3,831,613 option awards and 126,000 restricted stock unit awards.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	News Release, dated April 8, 2013, announcing STAAR Surgical Company's preliminary financial results for first quarter 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

April 8, 2013	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer